UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

TOFLA MEGALINE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56549	37-1911358
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

1389 Peachtree Street NE, Atlanta, GA 30309

 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Registrant’s telephone number, including area code: 215-327-9960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/a	N/a	N/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

TOFLA Megaline Inc. (the “Company”) with deep sadness announced today that Anthony Merchant, a member of the Company’s Board of Directors unexpectedly passed away. The Company was informed of Mr. Merchant’s passing on October 21, 2025. The Board of Directors and the management team offer their sincere condolences to the family and friends of the Merchant family during this difficult time. The Board of Directors intends to evaluate candidates to potentially fill the vacancy to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOFLA Megaline Inc.

Date: October 24, 2025	By:	/s/ Dilip R. Petigara
	Name:	Dilip R. Petigara
	Title:	Chief Executive Officer, Chief Financial Officer and Secretary